Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	July 19, 2018		574-235-2000

1st Source Corporation Reports Record Second Quarter Results,
Increased Cash Dividend Declared
QUARTERLY HIGHLIGHTS

•	Net income improved to $21.96 million, up 31.77% over the second quarter of 2017. Diluted net income per common share improved to $0.84 from the prior year’s second quarter of $0.64.

•	Return on average assets increased to 1.43% and return on average common shareholders’ equity increased to 11.96% from 1.20% and 9.59%, respectively in the second quarter of 2017.

•	Net charge-offs of $0.14 million and nonperforming assets to loans and leases of 0.89% compared to $0.94 million and 0.66%, respectively in the second quarter of 2017.

•	Average loans and leases grew $462.09 million, up 10.73% from the second quarter of 2017.

•	Average deposits grew $506.50 million, up 11.37% from the second quarter of 2017.

•	Net interest income increased $7.31 million, up 15.94% from the second quarter of 2017.

•	Noninterest income increased $0.89 million, up 3.68% from the second quarter of 2017 (increased 2.80% excluding leased equipment depreciation).

•	Noninterest expenses increased $4.77 million or 11.61% from the second quarter of 2017 (increased 12.59% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $21.96 million for the second quarter of 2018, an improvement of 31.77% compared to $16.67 million reported in the second quarter a year ago, bringing the 2018 year-to-date net income to $41.08 million compared to $32.88 million in 2017, an increase of 24.96%. Income before taxes was $27.50 million compared to $26.15 million in the second quarter of 2017 and $52.49 million for the first six months of 2018 compared to $51.07 million for the same period in 2017. The year-to-date pretax income comparison was positively impacted by increased net interest income of $14.11 million primarily due to rising lending rates, higher average loan and lease balances, and recognition of a $0.62 million unaccreted purchase loan discount and $0.41 million prepayment penalty on two separate early loan payoffs. These positives were offset by a $4.87 million increase in the provision for loan and lease losses to support loan and lease growth along with additional specific reserves on nonaccrual loans and a $9.21 million rise in noninterest expense. Non-recurring 2018 costs were approximately $2.40 million.
Diluted net income per common share for the second quarter of 2018 was a record high $0.84, versus $0.64 in the second quarter of 2017. Diluted net income per common share for the first half of 2018 was $1.57 compared to $1.26 earned a year earlier.
At its July 2018 meeting, the Board of Directors approved a cash dividend of $0.25 per common share, up 31.58% from the $0.19 per common share declared a year ago, and up 4.17% from the $0.24 per common share in the prior quarter. The cash dividend is payable to shareholders of record on August 6, 2018 and will be paid on August 15, 2018.

According to Christopher J. Murphy III, Chairman, “We are pleased with our record net income in the second quarter as 1st Source Corporation continues to experience healthy growth in loans and leases and deposits. Credit quality remains stable with some deterioration in the nonperforming loan ratio but with year-to-date net charge-offs of only $479,000 or 0.02% of average loans and leases. Average loans and leases were up a solid 10.73% for the quarter, compared to the same period a year ago. Average deposits were also up with a strong increase of 11.37% from this time last year. Net interest income has increased 15.94% from the second quarter 2017, and noninterest income increased 3.68% while noninterest expense growth increased by 11.61% over the same quarter in 2017.”
“We have had a busy summer with renovations in the South Bend region. In May, we celebrated the completion of our Granger Martin’s banking center remodel, leading the way to bring side-by-side banking to the S.R. 23 corridor, in the Mishawaka-Granger area. In August, we will complete the remodels for our BankMart and Granger banking centers. Also coming in August, we will open a banking center on the campus of Indiana University South Bend - subject to final regulatory approval. With many of our own colleagues achieving a diploma or attending classes at the University, it is an outstanding partner for us. This expansion will help build upon our already strong relationship with the University and underscores our commitment to relationship banking, distinctive convenience, and community partnerships.”
“We are pleased to announce that Forbes has identified 1st Source Bank as the top ranked bank headquartered in Indiana. Forbes recently conducted a survey to rank the best banks and credit unions in every state. Banks and credit unions were rated by more than 25,000 respondents on overall recommendations and satisfaction, as well as five subdimensions: trust, terms and conditions, branch services, digital services, and financial advice. We remain grateful to our customers and the community for this award. As always, we are committed to providing outstanding service to our clients whether they prefer to bank with us in person, online, or with their mobile device using our highly rated app.” Mr. Murphy concluded.
SECOND QUARTER 2018 FINANCIAL RESULTS
Loans
Average loans and leases of $4.77 billion increased $462.09 million, up 10.73% in the second quarter of 2018 from the year ago quarter and have increased $181.58 million, up 3.96% from the first quarter. Year-to-date average loans and leases of $4.68 billion increased $431.99 million, up 10.17% from the first six months of 2017.
Deposits
Average deposits of $4.96 billion grew $506.50 million, up 11.37% for the quarter ended June 30, 2018 from the year ago quarter and have increased $253.03 million, up 5.37% compared to the first quarter. Average deposits for the first six months of 2018 were $4.84 billion, an increase of $458.26 million, up 10.47% from the same period a year ago.
Net Interest Income and Net Interest Margin
Second quarter 2018 net interest income of $53.17 million increased $7.31 million, up 15.94% from the second quarter a year ago and increased $2.64 million, up 5.22% from the first quarter.
For the first six months of 2018, tax-equivalent net interest income was $104.12 million, an increase of $13.61 million, up 15.04% compared to the same period a year ago.

Second quarter 2018 net interest margin was 3.69%, an improvement of 16 basis points from the 3.53% for the same period in 2017 and remained stable with the first quarter. Second quarter 2018 net interest margin on a fully tax-equivalent basis was 3.71%, an increase of 14 basis points from the 3.57% for the same period in 2017 and also remained stable with the first quarter.
Net interest margin for the first six months of 2018 was 3.69%, an increase of 18 basis points from the 3.51% for the same period in 2017. Net interest margin on a fully tax-equivalent basis for the first six months of 2018 was 3.71%, an increase of 16 basis points from the 3.55% for the same period in 2017.
Noninterest Income
Second quarter 2018 noninterest income of $25.02 million increased $0.89 million, up 3.68% from the second quarter a year ago and increased $1.22 million, up 5.11% from the first quarter.
For the first six months of 2018, noninterest income was $48.83 million, an increase of $1.39 million, up 2.92% compared to the same period a year ago.
The growth in noninterest income during 2018 compared to a year ago was mainly due to higher equipment rental income resulting from an increase in the average lease portfolio, improved debit card income due to growth in those transactions, higher customer swap fees, improved insurance commissions due to new business, and increased trust and wealth advisory fees, which were offset by reduced gains on the sale of available-for-sale equity securities and lower mortgage banking income.
The increase in noninterest income from the first quarter of 2018 was primarily the result of seasonal trust and wealth advisory tax fees, increased equipment rental income resulting from an increase in the average lease portfolio, and further improvement in debit card income offset by lower insurance contingent commissions and reduced partnership investment gains.
Noninterest Expense
Second quarter 2018 noninterest expense of $45.88 million increased $4.77 million or 11.61% from the second quarter a year ago and was flat from the prior quarter.
For the first six months of 2018, noninterest expense was $91.43 million, an increase of $9.21 million, or 11.20% compared to the same period a year ago.
Excluding depreciation on leased equipment, noninterest expenses were up 12.59% and 11.49% for the second quarter and first six months of 2018, respectively.

The increase in noninterest expense from the same periods a year ago was primarily due to higher salaries as a result of normal merit increases and incentive compensation, increased group insurance costs, a rise in furniture and equipment expense due to increased software maintenance costs and computer processing charges, higher depreciation on leased equipment as the lease portfolio grew and higher valuation adjustments on repossessed assets. In addition, non-recurring 2018 costs were approximately $2.40 million due to consulting fees for a customer relationship management project, a regulatory compliance project, and information technology projects of $1.20 million, repossessed asset valuation adjustments of $0.90 million, and trust losses of $0.30 million.
Noninterest expense was relatively flat from the first quarter of 2018. Increased group insurance costs were offset by reduced valuation adjustments on repossessed assets as the primary factors.
Credit
The reserve for loan and lease losses as of June 30, 2018 was 2.13% of total loans and leases compared to 2.10% at March 31, 2018 and June 30, 2017. Net charge-offs of $0.14 million were recorded for the second quarter of 2018 compared with net charge-offs of $0.94 million in the same quarter a year ago and down from the $0.34 million of net charge-offs in the first quarter. Year-to-date net charge-offs of $0.48 million have been recorded in 2018, compared to net charge-offs of $0.37 million for the first half of 2017.
The provision for loan and lease losses was $4.82 million for the second quarter and $8.60 million for the first six months of 2018, an increase of $2.08 million and $4.87 million, respectively, compared with the same periods in 2017.
The ratio of nonperforming assets to loans and leases was 0.89% as of June 30, 2018, compared to 0.66% on June 30, 2017 and 0.74% on March 31, 2018.
Capital
As of June 30, 2018, the common equity-to-assets ratio was 11.71%, compared to 11.99% at March 31, 2018 and 12.29% a year ago. The tangible common equity-to-tangible assets ratio was 10.52% at June 30, 2018 and 10.75% at March 31, 2018 compared to 10.98% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.15% at June 30, 2018 compared to 12.22% at March 31, 2018 and 12.43% a year ago.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 23 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
2nd QUARTER 2018 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
AVERAGE BALANCES
Assets	$6,167,017	$5,939,574	$5,586,192	$6,053,924	$5,512,131
Earning assets	5,776,822	5,552,779	5,205,508	5,665,419	5,140,819
Investments	948,335	916,979	836,915	932,744	838,093
Loans and leases	4,770,361	4,588,782	4,308,276	4,680,073	4,248,088
Deposits	4,961,473	4,708,439	4,454,975	4,835,655	4,377,400
Interest bearing liabilities	4,370,692	4,154,214	3,882,915	4,263,051	3,815,706
Common shareholders’ equity	736,310	726,242	697,229	731,304	690,476

INCOME STATEMENT DATA
Net interest income	$53,169	$50,532	$45,861	$103,701	$89,588
Net interest income - FTE(1)	53,372	50,744	46,319	104,116	90,507
Provision for loan and lease losses	4,817	3,786	2,738	8,603	3,738
Noninterest income	25,023	23,807	24,136	48,830	47,443
Noninterest expense	45,877	45,557	41,105	91,434	82,224
Net income	21,964	19,116	16,669	41,080	32,875

PER SHARE DATA
Basic net income per common share	$0.84	$0.73	$0.64	$1.57	$1.26
Diluted net income per common share	0.84	0.73	0.64	1.57	1.26
Common cash dividends declared	0.24	0.22	0.19	0.46	0.37
Book value per common share	28.51	27.96	26.96	28.51	26.96
Tangible book value per common share(1)	25.27	24.72	23.73	25.27	23.73
Market value - High	56.77	54.65	50.78	56.77	50.78
Market value - Low	49.58	48.26	43.58	48.26	42.15
Basic weighted average common shares outstanding	25,958,128	25,950,386	25,927,032	25,954,278	25,915,280
Diluted weighted average common shares outstanding	25,958,128	25,950,386	25,927,032	25,954,278	25,915,280

KEY RATIOS
Return on average assets	1.43%	1.31%	1.20%	1.37%	1.20%
Return on average common shareholders’ equity	11.96	10.67	9.59	11.33	9.60
Average common shareholders’ equity to average assets	11.94	12.23	12.48	12.08	12.53
End of period tangible common equity to tangible assets(1)	10.52	10.75	10.98	10.52	10.98
Risk-based capital - Common Equity Tier 1(2)	12.15	12.22	12.43	12.15	12.43
Risk-based capital - Tier 1(2)	13.18	13.29	13.58	13.18	13.58
Risk-based capital - Total(2)	14.44	14.54	14.88	14.44	14.88
Net interest margin	3.69	3.69	3.53	3.69	3.51
Net interest margin - FTE(1)	3.71	3.71	3.57	3.71	3.55
Efficiency ratio: expense to revenue	58.67	61.28	58.72	59.94	60.00
Efficiency ratio: expense to revenue - adjusted(1)	54.71	57.47	54.66	56.05	56.20
Net charge offs to average loans and leases	0.01	0.03	0.09	0.02	0.02
Loan and lease loss reserve to loans and leases	2.13	2.10	2.10	2.13	2.10
Nonperforming assets to loans and leases	0.89	0.74	0.66	0.89	0.66

	June 30,	March 31,	December 31,	September 30,	June 30,
	2018	2018	2017	2017	2017
END OF PERIOD BALANCES
Assets	$6,320,058	$6,051,463	$5,887,284	$5,806,735	$5,687,230
Loans and leases	4,839,823	4,691,097	4,527,678	4,436,718	4,381,314
Deposits	5,108,439	4,781,325	4,752,730	4,573,712	4,482,036
Reserve for loan and lease losses	103,007	98,331	94,883	93,372	91,914
Goodwill and intangible assets	84,104	84,124	83,742	83,795	83,848
Common shareholders’ equity	740,277	725,609	718,537	710,497	699,202

ASSET QUALITY
Loans and leases past due 90 days or more	$263	$123	$459	$208	$178
Nonaccrual loans and leases	34,582	25,360	19,405	15,066	15,923
Other real estate	133	1,184	1,312	1,341	710
Repossessions	9,389	9,432	10,114	12,913	13,052
Equipment owned under operating leases	—	2	9	14	21
Total nonperforming assets	$44,367	$36,101	$31,299	$29,542	$29,884
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30,	March 31,	December 31,	June 30,
	2018	2018	2017	2017
ASSETS
Cash and due from banks	$71,102	$29,404	$73,635	$63,473
Federal funds sold and interest bearing deposits with other banks	73,358	21,748	4,398	12,561
Investment securities available-for-sale	968,349	942,076	904,033	850,314
Other investments	28,159	27,265	25,953	24,238
Mortgages held for sale	8,235	8,626	13,123	16,204
Loans and leases, net of unearned discount:
Commercial and agricultural	1,047,705	1,011,700	929,997	876,404
Auto and light truck	580,045	511,051	496,816	512,021
Medium and heavy duty truck	276,273	280,010	296,935	290,687
Aircraft	863,496	868,419	844,657	787,516
Construction equipment	642,634	619,219	563,437	539,097
Commercial real estate	769,659	748,926	741,568	720,078
Residential real estate and home equity	524,112	518,130	526,122	526,592
Consumer	135,899	133,642	128,146	128,919
Total loans and leases	4,839,823	4,691,097	4,527,678	4,381,314
Reserve for loan and lease losses	(103,007)	(98,331)	(94,883)	(91,914)
Net loans and leases	4,736,816	4,592,766	4,432,795	4,289,400
Equipment owned under operating leases, net	143,024	144,129	139,581	144,509
Net premises and equipment	53,363	54,841	54,612	54,783
Goodwill and intangible assets	84,104	84,124	83,742	83,848
Accrued income and other assets	153,548	146,484	155,412	147,900
Total assets	$6,320,058	$6,051,463	$5,887,284	$5,687,230

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,106,495	$1,030,902	$1,064,271	$979,801
Interest-bearing deposits:
Interest-bearing demand	1,651,533	1,514,299	1,554,898	1,519,419
Savings	843,558	855,729	863,588	832,341
Time	1,506,853	1,380,395	1,269,973	1,150,475
Total interest-bearing deposits	4,001,944	3,750,423	3,688,459	3,502,235
Total deposits	5,108,439	4,781,325	4,752,730	4,482,036
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	106,861	143,913	205,834	148,109
Other short-term borrowings	170,233	212,051	8,761	158,474
Total short-term borrowings	277,094	355,964	214,595	306,583
Long-term debt and mandatorily redeemable securities	71,194	71,335	70,060	70,438
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	64,290	58,466	72,598	70,207
Total liabilities	5,579,781	5,325,854	5,168,747	4,988,028

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at June 30, 2018, March 31, 2018, December 31, 2017, and June 30, 2017, respectively	436,538	436,538	436,538	436,538
Retained earnings	370,521	354,608	339,959	314,889
Cost of common stock in treasury (2,240,597, 2,250,503, 2,268,910, and 2,270,350 shares at June 30, 2018, March 31, 2018, December 31, 2017, and June 30, 2017, respectively)	(54,367)	(54,602)	(54,628)	(54,662)
Accumulated other comprehensive (loss) income	(12,415)	(10,935)	(3,332)	2,437
Total shareholders’ equity	740,277	725,609	718,537	699,202
Total liabilities and shareholders’ equity	$6,320,058	$6,051,463	$5,887,284	$5,687,230

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Interest income:
Loans and leases	$58,520	$53,691	$48,032	$112,211	$92,916
Investment securities, taxable	4,428	4,568	3,370	8,996	6,884
Investment securities, tax-exempt	520	571	677	1,091	1,360
Other	397	408	319	805	610
Total interest income	63,865	59,238	52,398	123,103	101,770
Interest expense:
Deposits	8,319	6,562	4,511	14,881	8,245
Short-term borrowings	826	776	272	1,602	499
Subordinated notes	908	883	1,055	1,791	2,110
Long-term debt and mandatorily redeemable securities	643	485	699	1,128	1,328
Total interest expense	10,696	8,706	6,537	19,402	12,182
Net interest income	53,169	50,532	45,861	103,701	89,588
Provision for loan and lease losses	4,817	3,786	2,738	8,603	3,738
Net interest income after provision for loan and lease losses	48,352	46,746	43,123	95,098	85,850
Noninterest income:
Trust and wealth advisory	5,800	5,188	5,627	10,988	10,628
Service charges on deposit accounts	2,336	2,228	2,464	4,564	4,703
Debit card	3,427	3,103	2,986	6,530	5,736
Mortgage banking	1,073	884	1,304	1,957	2,251
Insurance commissions	1,487	1,958	1,310	3,445	3,077
Equipment rental	8,104	7,755	7,586	15,859	14,418
(Losses) gains on investment securities available-for-sale	—	(345)	465	(345)	1,750
Other	2,796	3,036	2,394	5,832	4,880
Total noninterest income	25,023	23,807	24,136	48,830	47,443
Noninterest expense:
Salaries and employee benefits	23,696	22,531	20,712	46,227	42,057
Net occupancy	2,115	2,866	2,368	4,981	4,962
Furniture and equipment	5,718	5,455	5,108	11,173	9,901
Depreciation – leased equipment	6,684	6,428	6,296	13,112	11,976
Professional fees	1,728	2,017	1,672	3,745	2,749
Supplies and communication	1,499	1,553	1,345	3,052	2,595
FDIC and other insurance	714	698	573	1,412	1,196
Business development and marketing	1,725	1,533	1,501	3,258	3,153
Loan and lease collection and repossession	565	951	329	1,516	965
Other	1,433	1,525	1,201	2,958	2,670
Total noninterest expense	45,877	45,557	41,105	91,434	82,224
Income before income taxes	27,498	24,996	26,154	52,494	51,069
Income tax expense	5,534	5,880	9,485	11,414	18,194
Net income	$21,964	$19,116	$16,669	$41,080	$32,875
Per common share:
Basic net income per common share	$0.84	$0.73	$0.64	$1.57	$1.26
Diluted net income per common share	$0.84	$0.73	$0.64	$1.57	$1.26
Cash dividends	$0.24	$0.22	$0.19	$0.46	$0.37
Basic weighted average common shares outstanding	25,958,128	25,950,386	25,927,032	25,954,278	25,915,280
Diluted weighted average common shares outstanding	25,958,128	25,950,386	25,927,032	25,954,278	25,915,280

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$851,348	$4,428	2.09%	$807,447	$4,568	2.29%	$707,373	$3,370	1.91%
Tax exempt(1)	96,987	634	2.62%	109,532	695	2.57%	129,542	983	3.04%
Mortgages held for sale	6,985	92	5.28%	7,719	80	4.20%	11,325	115	4.07%
Loans and leases, net of unearned discount(1)	4,770,361	58,517	4.92%	4,588,782	53,699	4.75%	4,308,276	48,069	4.48%
Other investments	51,141	397	3.11%	39,299	408	4.21%	48,992	319	2.61%
Total earning assets(1)	5,776,822	64,068	4.45%	5,552,779	59,450	4.34%	5,205,508	52,856	4.07%
Cash and due from banks	65,895			61,395			61,801
Reserve for loan and lease losses	(99,277)			(95,707)			(91,044)
Other assets	423,577			421,107			409,927
Total assets	$6,167,017			$5,939,574			$5,586,192

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,950,546	8,319	0.84%	3,702,882	6,562	0.72%	3,503,444	4,511	0.52%
Short-term borrowings	290,220	826	1.14%	322,257	776	0.98%	236,716	272	0.46%
Subordinated notes	58,764	908	6.20%	58,764	883	6.09%	58,764	1,055	7.20%
Long-term debt and mandatorily redeemable securities	71,162	643	3.62%	70,311	485	2.79%	83,991	699	3.34%
Total interest-bearing liabilities	4,370,692	10,696	0.98%	4,154,214	8,706	0.85%	3,882,915	6,537	0.68%
Noninterest-bearing deposits	1,010,927			1,005,557			951,531
Other liabilities	49,088			53,561			54,517
Shareholders’ equity	736,310			726,242			697,229
Total liabilities and shareholders’ equity	$6,167,017			$5,939,574			$5,586,192
Less: Fully tax-equivalent adjustments		(203)			(212)			(458)
Net interest income/margin (GAAP-derived)(1)		$53,169	3.69%		$50,532	3.69%		$45,861	3.53%
Fully tax-equivalent adjustments		203			212			458
Net interest income/margin - FTE(1)		$53,372	3.71%		$50,744	3.71%		$46,319	3.57%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$829,519	$8,996	2.19%	$707,809	$6,884	1.96%
Tax exempt(1)	103,225	1,329	2.60%	130,284	1,977	3.06%
Mortgages held for sale	7,350	172	4.72%	9,748	196	4.05%
Loans and leases, net of unearned discount(1)	4,680,073	112,216	4.84%	4,248,088	93,022	4.42%
Other investments	45,252	805	3.59%	44,890	610	2.74%
Total earning assets(1)	5,665,419	123,518	4.40%	5,140,819	102,689	4.03%
Cash and due from banks	63,657			60,889
Reserve for loan and lease losses	(97,502)			(90,635)
Other assets	422,350			401,058
Total assets	$6,053,924			$5,512,131

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,827,398	14,881	0.78%	3,424,992	8,245	0.49%
Short-term borrowings	306,150	1,602	1.06%	252,183	499	0.40%
Subordinated notes	58,764	1,791	6.15%	58,764	2,110	7.24%
Long-term debt and mandatorily redeemable securities	70,739	1,128	3.22%	79,767	1,328	3.36%
Total interest-bearing liabilities	4,263,051	19,402	0.92%	3,815,706	12,182	0.64%
Noninterest-bearing deposits	1,008,257			952,408
Other liabilities	51,312			53,541
Shareholders’ equity	731,304			690,476
Total liabilities and shareholders’ equity	$6,053,924			$5,512,131
Less: Fully tax-equivalent adjustments		(415)			(919)
Net interest income/margin (GAAP-derived)(1)		$103,701	3.69%		$89,588	3.51%
Fully tax-equivalent adjustments		415			919
Net interest income/margin - FTE(1)		$104,116	3.71%		$90,507	3.55%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2018	2018	2017	2018	2017
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$63,865	$59,238	$52,398	$123,103	$101,770
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	89	88	152	177	302
(C)	– Tax exempt investment securities	114	124	306	238	617
(D)	Interest income – FTE (A+B+C)	64,068	59,450	52,856	123,518	102,689
(E)	Interest expense (GAAP)	10,696	8,706	6,537	19,402	12,182
(F)	Net interest income (GAAP) (A-E)	53,169	50,532	45,861	103,701	89,588
(G)	Net interest income - FTE (D-E)	53,372	50,744	46,319	104,116	90,507
(H)	Annualization factor	4.011	4.056	4.011	2.017	2.017
(I)	Total earning assets	$5,776,822	$5,552,779	$5,205,508	$5,665,419	$5,140,819
	Net interest margin (GAAP-derived) (F*H)/I	3.69%	3.69%	3.53%	3.69%	3.51%
	Net interest margin – FTE (G*H)/I	3.71%	3.71%	3.57%	3.71%	3.55%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$53,169	$50,532	$45,861	$103,701	$89,588
(G)	Net interest income – FTE	53,372	50,744	46,319	104,116	90,507
(J)	Plus: noninterest income (GAAP)	25,023	23,807	24,136	48,830	47,443
(K)	Less: gains/losses on investment securities and partnership investments	(76)	(32)	(477)	(108)	(1,791)
(L)	Less: depreciation – leased equipment	(6,684)	(6,428)	(6,296)	(13,112)	(11,976)
(M)	Total net revenue (GAAP) (F+J)	78,192	74,339	69,997	152,531	137,031
(N)	Total net revenue – adjusted (G+J–K–L)	71,635	68,091	63,682	139,726	124,183
(O)	Noninterest expense (GAAP)	45,877	45,557	41,105	91,434	82,224
(L)	Less:depreciation – leased equipment	(6,684)	(6,428)	(6,296)	(13,112)	(11,976)
(P)	Less: contribution expense limited to gains on investment securities in (K)	—	—	—	—	(462)
(Q)	Noninterest expense – adjusted (O–L–P)	39,193	39,129	34,809	78,322	69,786
	Efficiency ratio (GAAP-derived) (O/M)	58.67%	61.28%	58.72%	59.94%	60.00%
	Efficiency ratio – adjusted (Q/N)	54.71%	57.47%	54.66%	56.05%	56.20%

		End of Period
		June 30,	March 31,	June 30,
		2018	2018	2017
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$740,277	$725,609	$699,202
(S)	Less: goodwill and intangible assets	(84,104)	(84,124)	(83,848)
(T)	Total tangible common shareholders’ equity (R–S)	$656,173	$641,485	$615,354
(U)	Total assets (GAAP)	6,320,058	6,051,463	5,687,230
(S)	Less: goodwill and intangible assets	(84,104)	(84,124)	(83,848)
(V)	Total tangible assets (U–S)	$6,235,954	$5,967,339	$5,603,382
	Common equity-to-assets ratio (GAAP-derived) (R/U)	11.71%	11.99%	12.29%
	Tangible common equity-to-tangible assets ratio (T/V)	10.52%	10.75%	10.98%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$740,277	$725,609	$699,202
(W)	Actual common shares outstanding	25,965,077	25,955,171	25,935,324
	Book value per common share (GAAP-derived) (R/W)*1000	$28.51	$27.96	$26.96
	Tangible common book value per share (T/W)*1000	$25.27	$24.72	$23.73

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